                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549



                                       FORM 8-K



                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported):  September 3, 1998





                                 EXCELSIOR-HENDERSON
                          MOTORCYCLE MANUFACTURING COMPANY
                 (Exact Name of Registrant as Specified in Charter)





           Minnesota                     0-19986                 41-1771946
-------------------------------      ----------------        -------------------
(State or Other Jurisdiction of      (Commission File        (I.R.S. Employer
         Incorporation)                   Number)            Identification No.)

                                  805 Hanlon Drive
                           Belle Plaine, Minnesota 56011
            (Address of principal executive offices, including zip code)

                                   (612) 873-7000
                (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

       On September 3, 1998, Excelsior-Henderson Motorcycle Manufacturing Company (the "Company") sold and issued 10,000 shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock") at a purchase price of $1,000 per share in the aggregate amount of $10,000,000 to a single institutional investor (the "Investor"). The Series B Preferred Stock is convertible into Common Stock of the Company at an initial conversion price of $7.47087 per share, a 10% premium over the recent market price, and is fixed for at least the first twelve months after closing. After September 3, 1999, the conversion price may vary based upon the market price of the Company's Common Stock during the period immediately preceding conversion. The Investor agreed to acquire 3,000 shares of Series C Convertible Preferred Stock (the "Series C Preferred Stock") in a second closing (the "Second Closing") subject to certain closing conditions. The Series C Preferred Stock will have substantially the same terms as the Series B Preferred Stock except that the conversion price will be based on the market price of the Company's Common Stock at the time of issuance. The Company also issued a warrant to the Investor to acquire 250,000 shares of Common Stock, and has agreed to issue an additional warrant to acquire 75,000 shares of Common Stock in connection with the Second Closing (collectively, the "Warrants"). The issuance of the Series B Preferred Stock was made pursuant to Regulation D of the Securities Act of 1933, as amended (the "Act"), and was therefore exempt from registration under the Act.

       At the closing of this transaction, the Company had approximately 13.0 million shares of Common Stock outstanding. Depending on the ultimate conversion price, the number of shares issuable upon conversion of the Series B Preferred Stock could range from a low of 1,338,532 shares to a high, without obtaining prior shareholder approval, of 2,600,000 shares. The terms of the Series B Preferred Stock provide for certain rights including antidilution and redemption rights. The Company also has an option right to redeem the Series B Preferred Stock, subject to certain limitations.

       The Company has agreed to file a registration statement on Form S-3 for the resale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and the Series C Preferred Stock and upon exercise of the Warrants.

       The foregoing discussion is qualified in its entirety by the provisions of the documents filed as exhibits hereto. Such provisions are incorporated herein by reference thereto.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)    Exhibits

       4.1 Securities Purchase Agreement dated as of September 3, 1998, by and among the Registrant and the Buyers listed thereon.

       4.2 Registration Rights Agreement dated as of September 3, 1998, by and between the Registrant and the Buyers listed thereon.

       4.3 Amended Statement of Designation of Rights, Preferences and Limitations of Series B Convertible Preferred Stock as filed with the Secretary of State of the State of Minnesota on September 3, 1998.

       4.4 Form of Common Stock Purchase Warrant Certificate dated September 3, 1998.

       99.1 Press Release, issued September 8, 1998, announcing the closing of the sale of shares of Series B Convertible Preferred Stock of the Registrant pursuant to the Securities Purchase Agreement.

                                     SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   EXCELSIOR-HENDERSON MOTORCYCLE
                                        MANUFACTURING COMPANY


Dated:  September 18, 1998         By:    /s/ Thomas M. Rootness
                                          -------------------------------------
                                          Thomas M. Rootness
                                          Senior Vice President of Finance and
                                          Administration and Chief Financial
                                          Officer

                                   EXHIBIT INDEX

Exhibit No.   Description
----------    -----------

4.1 Securities Purchase Agreement dated as of September 3, 1998, by and among the Registrant and the Buyers listed thereon.

4.2 Registration Rights Agreement dated as of September 3, 1998, by and between the Registrant and the Buyers listed thereon.

4.3 Amended Statement of Designation of Rights, Preferences and Limitations of Series B Convertible Preferred Stock as filed with the Secretary of State of the State of Minnesota on September 3, 1998.

4.4           Form of Common Stock Purchase Warrant Certificate dated September
              3, 1998.

99.1 Press Release, issued September 8, 1998, announcing the closing of the sale of shares of Series B Convertible Preferred Stock of the Registrant pursuant to the Securities Purchase Agreement.